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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 24, 1996 on the consolidated financial statements of Union Bank and subsidiaries for the year ended December 31, 1995 (not presented herein), included in Amendment No. 5 to Form S-3 Registration Statement File No. 333-67579 and included in Form 8-K of UnionBanCal Corporation dated February 5, 1999, in this Form S-3 (filed pursuant to Rule 462(b) under the Securities Act of 1933), and to all references to our Firm included in Amendment No. 5 to Form S-3 Registration Statement File No. 333-67579. It should be noted that we have not audited any financial statements of Union Bank and subsidiaries subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.

                                          /s/ ARTHUR ANDERSEN LLP

San Francisco, California
February 25, 1999